Unmatched Personal Service
Annual Meeting
May 4, 2006
Building Lasting Relationships
Through

Agenda
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Meeting called to order by Chairman of the
Board of Directors, Jeffrey P. Feather
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Opening remarks
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Introduction of directors, executive officers and
guests
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Instructions on procedures
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Proxies

Agenda, cont.
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Opening of the polls
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Election of directors
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Proposal to ratify the appointment of independent
auditors
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Closing of the polls
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Business overview by President & CEO,
Scott V. Fainor

Disclaimer
The information contained in this presentation may contain forward-looking statements (as defined in the
Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to KNBT
Bancorp, Inc. (“KNBT” or the “Company”), Keystone Nazareth Bank and Trust Company (the “Bank”)
management’s intentions, plans, beliefs, expectations or opinions or with respect to the operation of the
Company or its subsidiaries.  These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of
KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) Economic and competitive conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) The levels of non-interest income and expense and the amount of loan losses; (3) Revenues following the acquisitions of the
Trust Company of Lehigh Valley (“TCLV”) are lower than expected; (4) Competitive pressure among depository institutions increases significantly; (5) Costs or difficulties related to the integration of TCLV into
KNBT are greater than expected; (6) Changes in the interest rate environment may further reduce interest margins; (7) General economic conditions, either nationally or in the markets in which KNBT is doing business, are less favorable than expected; (8) Acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties; (9) Legislation or changes in regulatory requirements adversely affect the business in which KNBT is engaged; and (10) Other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission ("SEC") from time to time.
These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements.  KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

A Year of Outstanding Progress
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Growth and Profitability – 2005 earnings of
$20.8 million, an increase of 18.3% over 2004
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Strategic Capital Deployment – growth through
key acquisitions
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Organic Growth - branch network expansion,
renovation, and acquisition

A Year of Outstanding Progress
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Dedicated Leadership – distinguished management
team noted for experience, energy,
professionalism and integrity
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Community Commitment – continuing our proud
tradition of building our ties to the community
through contributions and volunteerism

December 31, % (dollars in thousands, except per share data) 2004 2005 ChangeBalance Sheet Data - At Year End Assets $2,419,198 $3,081,810 27.4%Deposits 1,323,053 1,852,251 40.0%Loans 1,013,202 1,481,728 46.2%For the Year Ended Net Income $ 17,606 $ 20,826 18.3%Per Common Share Data Diluted Earnings Per Share $ 0.60 $ 0.71 18.3%Dividends Paid Per Share 0.15 0.24 60.0%

December 31, March 31, Annualized(dollars in thousands) 2005 2006 % ChangeBalance Sheet Data - At Period Ended Assets $3,081,810 $3,002,004 -2.6%Deposits 1,852,251 1,875,359 5.0%Loans 1,481,728 1,490,121 2.3%

March 31, March 31%(dollars in thousands, except per share data) 2005 2006 ChangeFor the Quarter Ended Net Income $ 4,830 $ 5,480 13.5% Per Common Share Data Diluted Earnings Per Share $ 0.17 $ 0.19 11.8% Dividends Paid Per Share 0.05 0.07 40.0%

Financial Highlights
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Increased quarterly dividend by 40%
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KNBT repurchased 3.2 million shares of common
stock during 2005
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July 2005 – Board of Directors authorized
repurchase of 3.2 million additional shares
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As of March 31, 2006 there were 1.4 million
shares remaining to be repurchased

A Bright Future – Expansion & Acquisitions
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April 2005 – Opened in-store and traditional office at
Palmer Town Center in Easton
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April 1, 2005 – Completed acquisition of Caruso
Benefits Group, Inc., a leader specializing in
employee benefits management
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May 19, 2005 -  Completed acquisition of Northeast
Pennsylvania Financial Corp. and their primary
subsidiary, First Federal Bank

A Bright Future – Expansion & Acquisitions
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November 2005 – Opened a new branch office in
Walnutport
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February 28, 2006 – completed the acquisition of
Paragon Group, Inc., the parent holding company for
The Trust Company of Lehigh Valley

Investing in Our Communities
To date, the Keystone Nazareth Charitable
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Foundation has provided over $2 million of
contributions in support of over 575 grant requests
from area organizations
Ways to Work, Inc. honored KNBT at 2005 National
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Lending Partner of the Year
United Way of the Greater Lehigh Valley and The
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Greater Hazleton United Way recognized KNBT for
our support and dedication
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Unmatched Personal Service
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Not just a slogan but the way we do business
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KNBT has developed a strong business model for all
lines of business
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Banking, Insurance, Investments & Trust
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Employees are united by a proud tradition of
delivering excellent customer service that stands us
apart from the competition
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Our goal is to reward your confidence with solid
financial performance

Our Vision
Keystone Nazareth Bank & Trust (KNBT)
will be the financial partner of choice, with a
commitment to world class community banking,
that will build lasting relationships by delivering
unmatched, personal service and value to our customers, employees, community and shareholders.

Meeting Conclusion
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Report of Inspector of Election
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Questions
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Adjournment